UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Invesco Ltd.

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(Name of Registrant as Specified in Its Charter)

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SUPPLEMENT NO. 1 TO THE PROXY STATEMENT

     Invesco Ltd (“Invesco”) is issuing this Supplement No. 1 to its definitive proxy statement dated April 1, 2008 (the “Proxy Statement”). The Proxy Statement provides details regarding the business to be conducted at the annual meeting of shareholders of Invesco to be held on Wednesday, May 14, 2008, including Proposal No. 4 regarding the approval of the Invesco Ltd. Executive Incentive Bonus Plan (the “Bonus Plan”) as its terms relate to our executive officers covered by Section 162(m) of the Internal Revenue Code. The purpose of this Supplement is to clarify the disclosure relating to the approval of the Bonus Plan.

     Important information concerning the proposals is set forth in the Proxy Statement. The Proxy Statement is amended and supplemented by the information set forth herein. All page references in the information set forth below refer to those contained in the Proxy Statement, and terms used below shall have the meanings set forth in the Proxy Statement.

Amended and Supplemental Disclosure to Proposal # 4 and Appendix C

     With respect to the summary of the terms of the Bonus Plan as they relate to our Covered Employees, the sections entitled “Eligibility” on page 42 and “Bonus Awards” on page 43 are amended and supplemented to clarify that:

•	the performance period under the Bonus Plan applicable to a Covered Employee will be the company’s fiscal year (or such longer period as may be determined by the company’s Compensation Committee); and

•	the maximum amount of a bonus award payable to a Covered Employee is $50 million during any calendar year.

     Also, Section 7(e) of the Bonus Plan (on page C-3 of the Proxy Statement) shall read as follows:

(e)     The maximum amount of a 162(m) Bonus Award is $50 million to a single Participant during any calendar year and the Performance Period for a 162(m) Bonus Award shall be the Company’s fiscal year (or such longer period as determined by the Committee).

Amended and Supplemental Disclosure to “Questions and Answers About Voting Your Common Shares”

     With respect to the section entitled “Questions and Answers About Voting Your Common Shares,” the answer to the question on page 5 “What vote is required in order to approve each proposal?” is amended and supplemented to clarify that, under NYSE rules, brokers are permitted to vote in their discretion on the proposal to approve the Bonus Plan.

     Also, the second paragraph of the answer to the above question (on page 5 of the Proxy Statement) shall read as follows:

Under current New York Stock Exchange (“NYSE”) rules, the proposals to elect directors, to ratify the appointment of the independent auditors, and to approve the Bonus Plan are considered routine items. This means that brokers may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions. However, NYSE rules provide that brokers are not permitted to vote in their discretion on the proposal to approve the Equity Plan.